                                                                   Exhibit 10.46


                              deCODE GENETICS, INC.

                        FOUNDER STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 21st day of August, 1996 by and between deCODE GENETICS, INC., a Delaware corporation (the "Corporation"), and JEFFREY R. GULCHER (the "Purchaser").

         WHEREAS, pursuant to Section 152 of the Delaware General Corporation Law, the Corporation desires to issue, and the Purchaser desires to acquire, stock of the Corporation as herein described, on the terms and conditions hereinafter set forth:

         WHEREAS, the issuance of Common Stock hereby is, where applicable, in connection with a compensatory benefit plan for the employees, directors, officers, advisers or consultants of the Corporation and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act").

         NOW, THEREFORE, IT IS AGREED between the parties as follows:

         1. The Purchaser hereby agrees to purchase from the Corporation, and the Corporation hereby agrees to sell to the Purchaser, an aggregate of Four Hundred Eighty One Thousand Two Hundred (481,200) shares of the Common Stock of the Corporation (the "Stock") at one tenth of one cent ($.001) per share, for an aggregate purchase price of $481.200, which amount shall be payable in cash.

         2. The shares to be purchased by the Purchaser pursuant to this Agreement (hereinafter sometimes collectively referred to as the "Stock") shall be subject to the repurchase options of the Corporation set forth in subparagraphs (a) and (b) below ("Purchase Option"):


                                       1.
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                  (a) In the event the Purchaser ceases to be an employee of the
Corporation as a result of (1) voluntary or mutual termination of Purchaser's employment (except as a result of bona fide medical disability); or (2) termination of Purchaser's employment by the Company for any of the following reasons: (A) indictment or conviction of any felony or of any crime involving dishonesty; (B) participation in any fraud against the Company; (C) breach of Purchaser's duties to the Company, including, without limitation, persistent unsatisfactory performance of job duties or breach of loyalty (except as a result of bona fide medical disability); (D) intentional damage to any Company property; or (E) conduct by Purchaser which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve, the Corporation shall have the right as set forth herein, to exercise its Purchase Option. The Corporation may, by exercising its Purchase Option at any time within ninety (90) business days after said cessation or such longer period as may be determined by the Company if such later repurchase is deemed necessary by the Company for treatment of its stock as Qualified Small Business Stock under
Section 1202 of the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder, repurchase from the Purchaser or his personal representative, as the case my be, at the total price per share indicated above as paid by the Purchaser for such Stock ("Option Price"), up to but not exceeding the number of shares of stock which have not vested under the provisions of paragraph (b) below. As used herein, employment with the Corporation shall include employment with a "parent" or "subsidiary" of the Corporation as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended.

                  (b) The right of the Corporation to exercise its Purchase Option as to the maximum portion of the stock specified in the event of termination shall be by reference to the following schedule.


                                       2.
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                  (i) 10% of the stock issued to the Purchaser shall vest as of the date of this Agreement; and

                  (ii) 1.875% of the stock issued to the Purchaser shall vest monthly thereafter.

            (c) The Corporation shall be entitled to pay for any shares purchased pursuant to it Purchase Option at the Corporation's option in cash or by offset against any indebtedness owing to the Corporation by Purchaser (including without limitation any Note given in payment for the Stock).

            (d) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation (or a parent or subsidiary of the Corporation) to terminate Purchaser's employment.

         3. The Purchase Option shall be exercised by written notice signed by an officer of the Corporation or by any assignee or assignees of the Corporation and delivered or mailed as provided in paragraph 13. Such notice shall identify the number of shares to be purchased and shall notify the Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Corporation within one hundred fifty (150) business days from the date of cessation of employment.

         4. If, from time to time during the term of the Purchase Option:

                  (i) There is any stock dividend or other distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation; or

                  (ii) There is any consolidation, merger or sale of all, or substantially all of the assets of the Corporation;


                                       3.
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then, in such event, any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of its ownership of Stock shall be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of the Stock presently subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

         Upon the occurrence of any event specified in clause (ii) above, the Purchase Option may be assigned to any successor to the Corporation, and the Purchase Option shall apply if the Purchaser does not become or shall cease for any reason to be employed by such successor (or its parent or subsidiaries). In such case, the references herein to the "Corporation" shall be deemed to refer to such successor.

         5. All certificates representing any shares of Stock of the Corporation subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

                  (i) "The shares represented by this certificate are subject to an option set forth in an agreement between the Corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of the Corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

                  (ii) "The securities represented by this Certificate have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under



                                       4.

said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

                  (iii) "The shares represented by this certificate are subject to a right of first refusal option in favor of the corporation and/or its assignee(s) as provided in the bylaws of the Corporation."

                  (iv) Any legend required by applicable state securities laws.

         6. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Corporation pursuant to this Agreement has not been registered under the Act, and that the Stock is deemed to constitute "restricted securities" under Rule 701 and Rule 144 promulgated under the Act. In this connection, Purchaser warrants and represents to the Corporation that Purchaser is purchasing the Stock Purchaser's own account and Purchaser has no present intention of distributing or selling said stock except as permitted under the Act and under applicable state securities laws. Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships with the Corporation or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of himself or of professional advisors to the Purchaser who are unaffiliated with and who are not compensated by the Corporation or any of its affiliates, directly or indirectly. Purchaser further acknowledges that the exemption from registration under Rule 144 will not be available for at least three years from the date of sale of the Stock unless at least two years from the date of sale (i) a public trading market then exists for the Common Stock of the Corporation, (ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions and that exemption from registration


                                       5.

under Rule 701 will not be available until ninety days after the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and that after such date the Stock may be resold by persons other than affiliates in reliance on Rule 144 without compliance with paragraphs (c), (d), (e) and (h) thereof, and by affiliates without compliance with paragraph (d) thereof.

         7. The Purchaser agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of the Corporation filed under the Act of the Purchaser shall not, to the extent requested by the Corporation and any underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Corporation held by the Purchaser at any time during such period (the "Purchaser's Registrable Securities") except Common Stock included in such registration; provided, however, that:

                  (a) such agreement shall be applicable only to the first such registration statement of the Corporation which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  (b) all officers and directors of the Corporation enter into similar agreements. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Purchaser's Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         8. The Purchaser shall not transfer by sale, assignment, hypothecation, donation or otherwise any of the Stock or any interest therein subject to the Purchase Option without the prior express written consent of the issuer of the shares. As security for his faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock



                                       6.

upon exercise of the Purchase Option herein provided for, the Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Corporation ("Escrow Agent"), as Escrow Agent in this transaction, three stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and the Purchaser set forth in Exhibit A attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

         9. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         10. Subject to provisions of paragraphs 7, 8, and 9 above, the Purchaser (but not any unapproved transferee) shall exercise all rights and privileges of a shareholder of the Corporation with respect to the Stock.

         11. Paragraphs 2, 3 and 4 of this Agreement shall terminate upon the exercise in full or expiration of the Purchase Option, whichever first occurs.

         12. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party


                                       7.

hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

         14. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, its successors, and assigns. The Purchase Option of the Corporation hereunder shall be assignable by the Corporation at any time or from time to time, in whole or in part.

         15. The Purchaser shall reimburse the Corporation for all costs incurred by the Corporation in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorney's fees. It is the intention of the parties that the Corporation, upon exercise of the Purchase Option and payment of the Option Price, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Corporation for the Stock and that the Corporation shall, upon proper exercise of the Purchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Corporation's principal place of business.

         17. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify



                                       8.
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the issuance of the securities that are the subject of this Agreement. The closing hereunder, including payment for and delivery of the Stock, shall occur at the offices of Cooley Godward Castro Huddleson & Tatum in Palo Alto, California on the date hereof, or at such other time and place as the parties may mutually agree.

         18. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligations on the part of the Purchaser to continue in the employ of the Corporation or of the Corporation to continue the Purchaser in the employ of the Corporation.

         19. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward Castro Huddleson & Tatum, counsel to the Company and that Cooley Godward does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with its own counsel with respect to this Agreement.

         20. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.



                                       9.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     deCODE GENETICS, INC.

                                     --------------------------------------
                                     By:      /s/ Kari Stefansson
                                              ------------------------------
                                     Title:   President and CEO
                                              ------------------------------
                                     Address:       Lynghals 1 Reykjavik
                                              ------------------------------
                                                    Iceland
                                              ------------------------------

                                     PURCHASER:

                                     By:      /s/ Jeffrey Gulcher
                                              ------------------------------

                                     Name:    Jeffrey R. Gulcher

                                     Address:       140 Sumner Rd.
                                              ------------------------------
                                                    Brookline, MA 02215
                                              ------------------------------

ATTACHMENTS:

Exhibit A         --       Joint Escrow Instructions
Exhibit B         --       Stock Assignment Separate from Certificate



                                      10.

                                    EXHIBIT A

                            JOINT ESCROW INSTRUCTIONS

Alan C.  Mendelson, Esq.
Counsel to deCODE genetics, Inc.
c/o Cooley Godward Castro Huddleson & Tatum
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA  94306

Dear Sir:

         As Escrow Agent for both deCODE genetics, Inc., a Delaware corporation ("Corporation"), and Jeffrey R. Gulcher ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Purchase Agreement ("Agreement") dated as of August 21, 1996, to which a copy of these Joint Escrow Instructions is attached as EXHIBIT A, in accordance with the following instructions:

         1. In the event Corporation or an assignee shall elect to exercise the Purchase Option set forth in the Agreement, the Corporation or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

         3. Purchaser irrevocably authorizes the Corporation to deposit with any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Corporation while the stock is held by you.


                                       1.

         4. This escrow shall terminate upon the exercise in full or expiration of the Purchase Option, whichever occurs first.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Corporation that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Corporation.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonable believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identify, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Counsel to the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint any officer or assistant officer of the Corporation as successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.


                                       2.

         12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or four (4) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

         CORPORATION:      deCODE genetics, Inc.
                           Attention:  Kari Stefansson
                           Lynghals 1
                           Reykjavik 110
                           Iceland

         PURCHASER:        Jeffrey R. Gulcher
                           140 Sumner Road
                           Brookline, MA 02115

         ESCROW AGENT:     Alan C. Mendelson, Esq.
                           Cooley Godward Castro Huddleson & Tatum
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, CA 94306

         15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         16. You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley Godward Castro Huddleson Tatum) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation.


                                       3.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         18. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state.

                                       Very truly yours,

                                                deCODE genetics, Inc.

                                                /s/ Kari Stefansson
                                                -------------------------------
                                                Kari Stefansson
                                                President

                                                PURCHASER:

                                                Signature:  /s/ Jeff Gulcher
                                                            -------------------
                                                Name:       Jeff Gulcher
                                                            -------------------


ESCROW AGENT:

/s/ Alan C. Mendelson
-------------------------
Alan C. Mendelson, Esq.



                                       4.

                                    EXHIBIT B

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED,        hereby sells, assigns, and transfers unto
deCODE genetics, Inc. a Delaware corporation (the "Company"), pursuant to the
Purchase Option under that certain Stock Purchase Agreement, dated August   ,
1996, by and between the undersigned and the Company (the "Agreement"), shares of Common Stock of the Company standing the undersigned's name on the
books of the Company represented by Certificate No.      and does hereby
irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option under the Agreement.

Dated:   8-16-96
         ------------------------

                                                       /s/ Jeff Gulcher
                                                       ------------------------
                                                       (Signature)

                                                       Jeff Gulcher
                                                       ------------------------
                                                       (Name)

                                       5.